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                                                                   Exhibit 10.12

                            MINNEAPPLE CAPITAL, LTD.
                                5507 Malibu Drive
                             Edina, Minnesota 55436

                                FINDERS AGREEMENT

THIS  AGREEMENT   defines  the  terms  and  conditions  under  which  MINNEAPPLE
(hereinafter referred to as "MCAP"), shall provide services for MARCH MOTORS MANUFACTURING COMPANY, (hereinafter referred to as "CLIENT").

1. The term of this agreement shall be sixty (60) months, beginning on February 15, 1997.

2. CLIENT has retained MCAP for services to support CLIENT in arranging mergers, acquisitions, and other financial matters.

3. MCAP shall treat all information in a confidential manner.

4. CLIENT is solely responsible for acceptance of the terms and conditions of any agreement negotiated with a third party participant.

5. It is agreed that, as compensation for finding services rendered, CLIENT shall pay MCAP a finder's fee equal to ten percent (10%) of the total transaction. The term "transaction" is defined to mean in the broadest sense, sourced by MCAP, including mergers, acquisitions, licensing fees, sales of assets, consolidation, reorganization, corporate alliances or strategic partnerships. Specifically, any future transaction with March Group Plc or Norton Motors 1993 (or their affiliates), MCAP shall be deemed a finder. The fee is payable at the time of closing in cash, or at the option of CLIENT, in cash and equity (up to 50% of the total fee), valuing such equity at the same value used in the financing transaction for which the fee is applicable.

6. This Agreement sets forth the entire understanding of the parties relating to the subject matter and supersedes and cancels any prior communication, understanding and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by a writing signed by all the parties.

7. This Agreement shall be governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Finders Agreement to be executed on this 15th day of February, 1997.


/s/ John R. Silseth                           /s/ James D. Kramer
---------------------------------             ----------------------------------
Minneapple Capital, Ltd.                      March Motors Manufacturing Company
by John R. Silseth, C.E.O.                    by James D. Kramer, C.E.O.